EXHIBIT 2








                            STOCK PURCHASE AGREEMENT



                                       by

                                       and

                                      among



                        AUTOMATIC DATA PROCESSING, INC.,



                                NOEL GROUP, INC.


                                       and


                         HEALTHPLAN SERVICES CORPORATION









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                                 TABLE OF CONTENTS


                                                                            Page


ARTICLE I   PURCHASE AND SALE..................................................2


      1.1   Purchase and Sale of Shares........................................2
      1.2   Purchase Price.....................................................2
      1.3   Closing............................................................2

ARTICLE II     CONDITIONS TO CLOSING...........................................3

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF SELLER........................6


      3.1   Organization.......................................................6
      3.2   Authority Relative to this Agreement...............................6
      3.3   Consents and Approvals; No Violations..............................6
      3.4   Title..............................................................7
      3.5   Finders and Investment Bankers.....................................7

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................8

      4.1   Organization.......................................................8
      4.2   Authority Relative to this Agreement...............................8
      4.3   Consents and Approvals; No Violations..............................8
      4.4   Purchase for Own Account...........................................9
      4.5   Finders and Investment Bankers.....................................9

ARTICLE V   REPRESENTATIONS AND WARRANTIES
            OF THE COMPANY               .....................................10

      5.1   Organization......................................................10
      5.2   Authority Relative to this Agreement..............................10
      5.3   Consents and Approvals; No Violations.............................10

ARTICLE VI CERTAIN COVENANTS OF PURCHASER.....................................11


      6.1   Restrictions on Certain Actions by Purchaser......................11
      6.2   Standstill Period.................................................14
      6.3   Dispositions in Certain Events....................................14
      6.4   Company's First Offer Rights......................................15





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                                                                            Page



ARTICLE VII  CERTAIN COVENANTS OF THE COMPANY.................................16


      7.1   Certain Actions...................................................16
      7.2   First Refusal Rights..............................................16
      7.3   Percentage Maintenance Right......................................17
      7.4   Board Representation..............................................18
      7.5   Registration Rights...............................................18
            A.  Shelf Registration............................................18
            B.  Piggyback Registration on Underwritten Offerings..............21
            C.  Priority in Piggyback Offerings; Holdbacks....................23
            D.  Registration Procedures.......................................25
            E.  Preparation; Reasonable Investigation.........................29
            F.  Registration Expenses.........................................29
            G.  Indemnification and Contribution..............................29
            H.  Registration Rights to Others.................................34
            I.                Rule 144........................................35
            J.                Definitions.....................................35

ARTICLE VIII    CERTAIN COVENANTS OF SELLER...................................36

            8.1               No Sale Agreement...............................36

ARTICLE IX     MISCELLANEOUS..................................................37


            9.1               Termination.....................................37
            9.2               Amendment and Modification......................37
            9.3               Notices.........................................37
            9.4               Assignment......................................38
            9.5               Governing Law...................................39
            9.6               Counterparts....................................39
            9.7               Expenses........................................39
            9.8               Entire Agreement................................39
            9.9               No Third Party Beneficiaries....................40
            9.10 Survival of Warranties.......................................40
            9.11 Interpretation...............................................40
            9.12 Adjustments..................................................40
            9.13 Public Announcements.........................................40






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


                            STOCK PURCHASE AGREEMENT


            STOCK PURCHASE AGREEMENT, dated as of December 18, 1996, by and among AUTOMATIC DATA PROCESSING, INC., a Delaware corporation ("Purchaser"), NOEL GROUP, INC., a Delaware corporation ("Seller"), and HEALTHPLAN SERVICES CORPORATION, a Delaware corporation (the "Company").
            Seller owns shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), namely 5,595,846 shares. Purchaser wishes to purchase from Seller, and Seller wishes to sell to Purchaser, 1,320,000 shares of Common Stock (the "Shares") upon the terms and subject to the conditions set forth herein.
            As a result of such sale, Purchaser will own a significant block of Common Stock. The Company has requested that Purchaser consent to certain standstill agreements with respect to the purchase of additional shares of Common Stock, which Purchaser is willing to do provided the Company grants certain rights to Purchaser.
            Accordingly, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:







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                                                                               2




                                    ARTICLE I

                                PURCHASE AND SALE

            1.1 PURCHASE AND SALE OF SHARES. Subject to the terms and conditions set forth herein, Seller agrees that it will sell to Purchaser, and Purchaser agrees that it will purchase from Seller, at the Closing (as defined below), 1,320,000 shares of Common Stock, for the purchase price set forth in Section
1.2 below, which purchase price shall be payable to Seller in cash by wire transfer of immediately available funds to an account designated by Seller.
            1.2 PURCHASE PRICE. The purchase price for each Share (the "PER SHARE PURCHASE PRICE") shall be an amount equal to $20. The aggregate purchase price for the Shares is referred to herein as the "PURCHASE PRICE."
            1.3 CLOSING. The purchase of the Shares shall take place at a closing (the "CLOSING") to be held at 10:00 a.m. on the third business day after the conditions to closing under Article II have been satisfied (or waived as provided in such Article) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064, or at such other time and place as the parties may mutually agree. The date on which the Closing occurs is referred to herein as the "CLOSING DATE." At the Closing, Seller shall deliver to Purchaser duly executed certificates representing the Shares registered in the name of Purchaser, free and clear of any lien, claim or other encumbrance, and Purchaser shall purchase the Shares for the Purchase Price.







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                                                                               3




                                   ARTICLE II

                              CONDITIONS TO CLOSING

            2.1 The obligation of Purchaser to purchase the Shares at the Closing and to perform any other of its obligations hereunder shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:
                  (i) the representations and warranties of Seller and the Company contained herein shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date, and Purchaser shall have received a certificate of an officer of Seller and a certificate of an officer of the Company to such effect;
                  (ii) Seller and the Company shall each have performed and complied with their respective agreements set forth herein that are required to be performed or complied with by them on or prior to the Closing Date, and Purchaser shall have received a certificate of an officer of Seller and a certificate of an officer of the Company to such effect;
                  (iii) all consents, approvals or other actions by, or notices to, or filings with, any governmental authority or any other person or entity, necessary or required in connection with the execution, delivery or performance by Seller and the Company of this Agreement and the transactions contemplated hereby shall have been obtained and be in full force and effect, and Purchaser shall have been furnished with appropriate evidence thereof;






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                                                                               4




                  (iv) the Company shall have conducted its business in the ordinary course from the date hereof to the Closing Date;
                  (v) prior to the Closing Date, (a) trading in securities generally on the New York Stock Exchange shall not have been materially suspended or materially limited or minimum or maximum prices shall not have been generally established on such exchange (which shall not include trading suspensions or limitations resulting from the operation of General Rules 80A and 80B of such Exchange, as amended or supplemented), or additional material governmental restrictions, not in force on the date of this Agreement, shall not have been imposed upon trading in securities generally by such exchange or by order of the Securities and Exchange Commission or any court or other governmental authority, (b) a general banking moratorium shall not have been declared by either federal or New York State authorities and (c) a material adverse change in the financial or securities markets in the United States which materially adversely affects the market for the Shares or any declaration by the United States of a national emergency or war shall not have occurred;
                  (vi) Purchaser shall have received an opinion of counsel to Seller covering the matters described in Sections 3.1, 3.2, 3.3 and 3.4;
                  (vii) no material adverse change shall have occurred from the date hereof to the Closing Date with respect to the assets, business, properties, operations or financial condition of the Company and its subsidiaries taken as a whole;






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                                                                               5




                  (viii) the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), shall have expired or been terminated; and
                  (ix) the Company shall not have adopted a "poison pill," created a staggered board of directors or issued stock having "super voting rights," or agreed to do any of the foregoing.
            2.2 The obligation of Seller to sell the Shares and to perform any other of its obligations hereunder shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:
                  (i) the representations and warranties of Purchaser contained herein shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date, and Seller shall have received a certificate of an officer of Purchaser and a certificate of an officer of the Company to such effect;
                  (ii) Purchaser and the Company shall each have performed and complied with their respective agreements set forth herein that are required to be performed or complied with by them on or prior to the Closing Date, and Seller shall have received a certificate of an officer of Purchaser and a certificate of an officer of the Company to such effect;
                  (iii) all consents, approvals or other actions by, or notices to, or filings with, any governmental authority or any other person or entity, necessary or required in connection with the execution, delivery or performance by Purchaser and the Company of this Agreement and the






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                                                                               6




      transactions contemplated hereby shall have been obtained and be in full force and effect, and Seller shall have been furnished with appropriate evidence thereof;
                  (iv) Seller shall have received an opinion of counsel to Purchaser covering the matters described in Sections 4.1, 4.2 and 4.3;
                  (v) the waiting period under the HSR Act shall have expired or been terminated.

                                        ARTICLE III

                         REPRESENTATIONS AND WARRANTIES OF SELLER

            Seller represents and warrants to Purchaser as follows:
            3.1 ORGANIZATION. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.
            3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Seller has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding agreement of Seller enforceable against Seller in accordance with its terms.
            3.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Other than a filing pursuant to the HSR Act (which Seller shall make, if required, as soon as practicable






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                                                                               7




after the date hereof, if required), and any filings under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), no consent, approval, authorization or filing with any governmental authority is required in connection with the execution or delivery by Seller of this Agreement or the consummation by Seller of the trans actions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by Seller with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Seller, (ii) require any consent, approval or notice under, or conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any material agreement to which Seller is a party or by which it is bound or (iii) violate any order, award, decree, law, statute, rule or regulation applicable to Seller.
            3.4 TITLE. Seller has good title to and is the record and beneficial owner of the Shares, free and clear of all liens, pledges, security interests, claims, charges, restrictions on transferability or any other encumbrances or title defects whatsoever.
            3.5 FINDERS AND INVESTMENT BANKERS. Seller has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby for which Purchaser or the Company shall be liable.







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                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

            Purchaser represents and warrants to Seller and the Company as follows:
            4.1 ORGANIZATION. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.
            4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes its legal, valid and binding agreement, enforceable against it in accordance with its terms.
            4.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Other than a filing pursuant to the HSR Act (which Purchaser shall make as soon as practicable after the date hereof and with respect to which Purchaser shall respond promptly to requests for additional information or similar requests received from the Federal Trade Commission or the Department of Justice), no consent, approval, authorization or filing with any governmental authority is required in connection with the execution or delivery by Purchaser of this Agreement or the consummation by Purchaser of the transactions contemplated hereby. Neither the execution and delivery of this






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                                                                               9




Agreement nor the consummation of the transactions contemplated hereby nor compliance by Purchaser with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Purchaser, (ii) require any consent, approval or notice under, or conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any material agreement to which Purchaser is a party or by which it is bound or (iii) violate any order, award, decree, law, statute, rule or regulation applicable to Purchaser.
            4.4 PURCHASE FOR OWN ACCOUNT. The Shares to be acquired by Purchaser are being acquired for its own account and not with a view to distributing or reselling such securities or any part thereof in any transaction that will be in violation of the securities laws of the United States of America, or any state thereof, without prejudice, however, to the rights of Purchaser at all times to sell or otherwise dispose of all or any part of the Shares under an effective registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or under an exemption therefrom. Purchaser is an "accredited investor" as defined in the rules promulgated under the Securities Act.
            4.5 FINDERS AND INVESTMENT BANKERS. Purchaser has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby for which Seller or the Company will be liable.







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                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

            The Company represents and warrants to Purchaser and Seller as follows:
            5.1 ORGANIZATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.
            5.2 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms.
            5.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Other than a filing pursuant to the HSR Act (which the Company shall make as soon as practicable after the date hereof), no consent, approval, authorization or filing with any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the consummation by the Company of the transactions contem plated hereby. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the






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Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of the Company, (ii) require any consent, approval or notice under, or conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any material agreement to which the Company is a party or by which it is bound or (iii) violate any order, award, decree, law, statute, rule or regulation applicable to the Company.

                                   ARTICLE VI

                         CERTAIN COVENANTS OF PURCHASER

            6.1 RESTRICTIONS ON CERTAIN ACTIONS BY PURCHASER. Purchaser agrees that during the Standstill Period (as defined below) it will not, nor will it permit any of its affiliates or associates, directly or indirectly, unless in any such case specifically invited in writing to do so by the Board of Directors of the Company, to:
                (i) acquire, offer to acquire, or agree to acquire, whether by purchase, by joining a partnership, limited partnership, syndicate or other "group" (as such term is used in Section 13(d) of the Exchange Act), by acting in concert with others or otherwise (any such act, to "ACQUIRE"), any securities of the Company entitled to vote, or securities convertible into or exercisable or exchangeable for such securities (collectively, "RESTRICTED SECURITIES") if such acquisition would result in Purchaser owning voting securities having 10% or more of the aggregate voting power of the Company's capital stock (such percentage to be determined based on publicly-available filings made by the Company);






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               (ii) participate in the formation, or encourage the formation, of any "person" (as such term is used in Section 13(d) of the Exchange Act) which owns or seeks to acquire beneficial ownership or otherwise acts in respect of Restricted Securities;
              (iii) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company;
               (iv) initiate, propose or otherwise solicit other stockholders of the Company for the approval of one or more stockholder proposals with respect to the Company or induce or attempt to induce any other person to initiate any stockholder proposal;
                (v) seek election to, or seek to place a representative on, the
Board of Directors of the Company, other than pursuant to the terms of this Agreement, or seek the removal of any member of the Board of Directors, other than any such action by Arthur F. Weinbach acting in his capacity as a member of the Board of Directors;
               (vi) call or seek to have called any meeting of the stockholders of the Company, other than any such action by Arthur F. Weinbach acting in his capacity as a member of the Board of Directors;






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              (vii) deposit any Restricted Securities in a voting trust or subject them to a voting agreement or other agreement or arrangement with respect to the voting of such Restricted Securities;
             (viii) other than any such action by Arthur F. Weinbach acting in his capacity as a member of the Board of Directors, otherwise act, directly or indirectly, alone or in concert with others, to seek to control the management, Board of Directors, policies or affairs of the Company, or solicit, propose, seek to effect or negotiate with any other person with respect to any form of business combination transaction with the Company or any affiliate thereof or any restructuring, recapitalization or similar transaction with respect to the Company or any affiliate thereof, solicit, make or propose to encourage or negotiate with any other person with respect to, or announce an intent to make, any tender offer or exchange offer for any Restricted Securities, or publicly disclose an intent, purpose, plan or proposal with respect to the Company or any Restricted Securities inconsistent with the provisions of this Agreement, including an intent, purpose, plan or proposal that is conditioned on or would require the Company to waive the benefit of or amend any provision of this Agreement, or assist, participate in, facilitate, encourage or solicit any effort or attempt by any person to do or seek to do any of the foregoing;
               (ix) request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this
Section 6.1; or
                (x) encourage or render advice to or make any recommendation or proposal to any person or other entity to engage in any of the actions covered by this Section 6.1.






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            6.2   STANDSTILL PERIOD.  The Standstill Period shall mean the
period commencing on the date hereof and ending on the earliest to occur of any of the following events or dates:
                (i) the failure of the Closing to occur on or prior to March 31, 1997;
               (ii)  December 31, 1997;
              (iii) the Company shall have breached in any material respect any of its obligations under Article VII;
               (iv) the Company shall have commenced negotiations with a third party regarding a merger with, sale of all or substantially all of the Company's assets to, or other combination with, such third party, or shall have entered into an agreement in principle to effect any such transaction;
                (v) the Board of Directors of the Company shall have publicly announced that the Company is exploring alternatives to maximize shareholder value (which alternatives may include, but shall not be limited to, a possible sale of the Company); or
               (vi) a BONA FIDE third party purchaser (a "Third Party") shall have commenced, or announced its intention to commence, a tender or exchange offer for the outstanding voting securities of the Company which, if successful, would result in such Third Party, together with its affiliates and associates, owning 50% or more of such securities.
            6.3 DISPOSITIONS IN CERTAIN EVENTS. If Purchaser or any direct or indirect subsidiary of Purchaser owns or acquires any Restricted Securities in






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violation of this Agreement, it will immediately dispose of, or immediately cause the disposition of, such Restricted Securities to persons which are not the Purchaser or affiliates or associates thereof in a manner not prohibited by the terms of this Agreement, and if, to the knowledge of Purchaser, any other affiliate or associate of Purchaser owns or acquires any Restricted Securities in violation of this Agreement, Purchaser will immediately use its best efforts to cause such a disposition of such Restricted Securities; PROVIDED, HOWEVER, that the Company may also pursue any other available remedy to which it may be entitled as a result of such violation.
            6.4 COMPANY'S FIRST OFFER RIGHTS. Purchaser agrees that, during the period commencing on the date of this Agreement and ending upon the termination of the Standstill Period, it will not sell, transfer or otherwise dispose of any of the Shares, other than through the facilities of a national securities exchange or a similar public sale, unless Purchaser shall have first offered such Shares to the Company (the "PURCHASER OFFER"), for cash, by written notice to the Company. Such written notice shall specify the number of Shares offered to be transferred and the terms and conditions of the Purchaser Offer. During a period of 10 business days after such written notice is received by the Company, the Company shall have the exclusive right to accept the Purchaser Offer to purchase the Shares covered thereby at the cash price and otherwise upon the terms and conditions of the Purchaser Offer. If the Company does not exercise its right of first offer hereunder or if the Company fails to purchase such Shares within 20 business days after it has accepted the Purchaser Offer (other than by reason of Purchaser's failure to comply with its obligations under any purchase agreement with respect thereto), Purchaser shall be






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free, for a period of 90 days, to sell such Shares to any other party at the same or higher cash price and upon the same terms and conditions specified in the Purchaser Offer notice.

                                   ARTICLE VII

                        CERTAIN COVENANTS OF THE COMPANY

            7.1 CERTAIN ACTIONS. The Company agrees that, during the period commencing on the date of this Agreement and ending on December 31, 1997, without the prior written consent of Purchaser, it will not take any action that could interfere with "pooling-of-interests" accounting.
            7.2 FIRST REFUSAL RIGHTS. The Company agrees that, during the period commencing on the date of this Agreement and ending on May 31, 1999, it will not sell, transfer or otherwise dispose of the Unemployment Compensation and Workers Compensation businesses of its subsidiary, Harrington Service Corp., or any material part thereof, unless (i) such disposition is for cash to a BONA FIDE third party purchaser (a "THIRD PARTY") and (ii) the Company shall have first given Purchaser a right of first refusal to acquire such businesses or part thereof as provided in this Section 7.2. If the Company has a BONA FIDE written offer from a Third Party to purchase such businesses or any material part thereof (the "OFFERED INTEREST") and the Company wishes to accept the offer, the Company, prior to accepting such offer, shall first offer the Offered Interest to Purchaser (the "COMPANY OFFER"), by written notice, at the same price and upon the same terms offered by the Third Party. Such written notice shall describe the Offered Interest to be transferred, the terms and






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conditions on which such transfer is proposed to be made, the identity of the
Third Party, and shall be accompanied by a copy of the Third Party offer. During a period of 60 days after such written notice is received by Purchaser, Purchaser shall have the exclusive right to accept the Company Offer to purchase the Offered Interest at the cash price and otherwise upon the terms and conditions of the Company Offer. If Purchaser does not exercise its right of first refusal hereunder or if Purchaser fails to purchase the Offered Interest within 90 days after it has accepted the Company Offer (other than by reason of the Company's failure to comply with its obligations under any purchase agreement with respect thereto), the Company shall be free, for a period of 90 days, to sell the Offered Interest to the Third Party; PROVIDED that the terms and conditions for the sale to the Third Party may not be renegotiated or modified unless the Offered Interest has first been offered to Purchaser upon the modified terms and conditions as provided in this Section 7.2. The restrictions in this Section 7.2 shall not apply if the Third Party Offer is received by the Company at such time, if any, that Purchaser owns less than 50% of the Shares acquired by it on the Closing Date.
            7.3 PERCENTAGE MAINTENANCE RIGHT. In the event the Company, during the period commencing on the date of this Agreement and ending on December 31, 1997, intends to sell or issue Common Stock, or securities exchangeable or exercisable into Common Stock, for cash, the Company shall promptly notify Purchaser and shall offer Purchaser the right to purchase Common Stock or such securities, concurrently with such sale or issuance, equal to that amount of Common Stock or such securities which will permit Purchaser to maintain its percentage equity ownership of the Company immediately prior to such sale or






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                                                                              18




issuance, at the same net price received by the Company as consideration for the sale or issuance of such Common Stock or securities. The rights specified in this Section 7.3 shall not apply at such time, if any, that Purchaser has sold Shares in excess of 1% of the Company's Common Stock then outstanding or such greater amount but only to the extent such greater amount was sold other than for the sole purpose of preserving the ability of Purchaser to use "pooling-of-interests" accounting in a combination with the Company (the sale of such Shares being referred to herein as the "Restriction Termination Event").
            7.4 BOARD REPRESENTATION. During the period commencing on the Closing Date and ending upon the occurrence of the Restriction Termination Event, the Company shall use its best efforts to cause Arthur F. Weinbach to be nominated as a director of the Company (provided that at the time of such nomination he has consented to serve in such capacity). Such efforts shall include, without limitation, the calling of a special meeting of the Board of Directors of the Company as soon as practicable after the Closing Date to elect Arthur F. Weinbach as a director of the Board.
            7.5   REGISTRATION RIGHTS.  Capitalized terms used in this Section
7.5 and not otherwise defined shall have the respective meanings given them in Paragraph J below.
                  A     SHELF REGISTRATION.
                        (a) The Company shall cause to be filed not later than 15 days after the date hereof a shelf registration statement pursuant to Rule 415 promulgated under the Securities Act (a "SHELF REGISTRATION")






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                                                                              19




      providing for the sale by Purchaser of all of the Shares (which term, as used in this Section 7.5, shall mean the Shares, together with (i) any securities of the Company issued or issuable with respect to the Shares by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or antidilution protection or otherwise and (ii) any securities of the Company issued to Purchaser pursuant to Section 7.3), and shall use its best efforts to have the Shelf Registration declared effective by the Commission as soon as practicable. The Company agrees to use its reasonable best efforts to keep the Shelf Registration continuously effective until the third anniversary of the Closing Date or such shorter period which will terminate when all of the Shares have been sold pursuant to the Shelf Registration. The Company further agrees, if necessary, to supplement or amend the Shelf Registration, if required by the rules or regulations applicable to the registration form used by the Company for such Shelf Registration, by the Securities Act or any other rules and regulations thereunder for shelf registration, and the Company agrees to furnish to Purchaser copies of any such supplement or amendment promptly after its being issued or filed with the Commission. The Company further agrees to promptly supplement or amend the Shelf Registration, or to file an additional shelf registration statement, to register for sale any securities issued to Purchaser pursuant to Section 7.3. The Shelf Registration shall not be deemed to be effective if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to actions taken by Purchaser.
                        (b) If, at any time during which the Company has the obligation to keep effective the Shelf Registration contemplated by
      Section 7.5(A)(a) hereof, the Company becomes aware of the happening of any event or discovers any facts during the period such Shelf Registration is effective that (i) any statement made in such Shelf Registration or the related prospectus is untrue in any material respect or (ii) causes such Shelf Registration or the related prospectus to omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Company will use its reasonable efforts to promptly prepare a supplement or post-effective amendment to such Shelf Registration or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to Purchaser, such prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify Purchaser to suspend use of the prospectus as promptly as practicable after an appropriate officer or employee of the Company becomes aware of the occurrence of such an event, and Purchaser hereby agrees to suspend use of the prospectus until the Company has amended or supplemented the prospectus to correct such misstatement or omission or has advised Purchaser that use of such prospectus may be resumed. At such time as public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact, or to include any omitted material fact, or the Company otherwise determines that use of such prospectus may be resumed, the Company agrees to promptly notify Purchaser of such determination and (if applicable) to furnish Purchaser such numbers of copies of the prospectus, as amended or supplemented, as Purchaser may reasonably request.
                  B     PIGGYBACK REGISTRATION ON UNDERWRITTEN OFFERINGS.
                        (a) If the Company at any time proposes to register any of its securities under the Securities Act, whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, and such securities are to be distributed by or through one or more underwriters, the Company shall give prompt written notice to Purchaser of its intention to do so and of Purchaser's rights under this Paragraph B, which notice, in any event, shall be given at least 15 days prior to the filing of a registration statement with respect to such proposed registration. Upon the written request of Purchaser made within 10 days after the receipt of any such notice, which request shall specify the number of Shares intended to be disposed of by Purchaser and the minimum offering price per share at which Purchaser is willing to sell such Shares, the Company shall, subject to Paragraph C(a), use its best efforts to (x) effect the registration under the Securities Act of all of the Shares which the Company has been so requested to register by Purchaser and (y) arrange for such underwriters to include all of such Shares among the securities of the Company to be distributed by such underwriters. Promptly following the setting of the price at which such Shares are to be sold, the Company shall advise Purchaser of such price, and if such price is below the minimum price which Purchaser shall have indicated to be acceptable, Purchaser shall then have the right to withdraw its request to have its Shares included in such registration statement, by delivery of written notice of such withdrawal to the Company promptly (but in no event more than one hour) following its being advised of such price, without prejudice to the rights of Purchaser to include any Shares in any future registration (or registrations) pursuant to this Paragraph B. If at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company shall give written notice of such determination to Purchaser and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Shares in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of Purchaser to include any Shares in any future registration (or registrations) pursuant to this Paragraph B and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Shares for the same period as the delay in registering such other securities.
                        (b) Purchaser shall be a party to the underwriting agreement between the Company and such underwriters and Purchaser, at its option, may require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of Purchaser. Purchaser shall not be required to make any representation or warranty to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding Purchaser, the ownership of the Shares and Purchaser's intended method of distribution.
                  C     PRIORITY IN PIGGYBACK OFFERINGS; HOLDBACKS.
                        (a)   The obligations of the Company under
      Paragraph B shall be subject to the following. If the managing underwriter of such underwritten offering shall advise the Company in writing (with a copy to Purchaser) that if all of the Shares requested to be included in such registration were to be so included, in its opinion, the number and type of securities proposed to be included in such registration would exceed the number and type of securities which could be sold in such offering within a price range acceptable to the Company (such writing to state the basis of such opinion and the approximate number and type of securities which may be included in such offering without such effect), then the Company shall include in such registration, to the extent of the number and type of securities which the

      Company is so advised can be sold in such offering (i) FIRST, the securities that are required to be given first priority pursuant to the provisions of Section 3(b)(i) of that certain Registration Rights Agreement, dated as of July 1, 1996, among the Company and the stockholders named therein (the "HARRINGTON AGREEMENT"), a copy of which is attached hereto as Exhibit 1, (ii) SECOND, securities that the Company proposes to issue and sell for its own account (unless the registration giving rise to the piggyback registration rights of Purchaser hereunder is as a result of the exercise of demand registration rights by holders of the Company's securities pursuant to a registration rights agreement with the Company entered into in accordance with Section 7.5(H) (a "THIRD PARTY DEMAND RIGHT"), in which case this clause (ii) shall not have effect),
      (iii) THIRD, if the registration giving rise to the piggyback registration rights of Purchaser hereunder is as a result of the exercise of a Third Party Demand Right, securities of the Company requested to be registered pursuant to such Third Party Demand Right and (iv) FOURTH, if the registration giving rise to the piggyback registration rights of Purchaser hereunder is not as a result of the exercise of a Third Party Demand Right, Shares requested to be registered by Purchaser pursuant to Paragraph B, on a PRO RATA basis with all other securities of the Company proposed to be included in such registration in accordance with the number of shares of Common Stock beneficially owned by Purchaser and the holders of such other securities.
                        (b) HOLDBACKS. Purchaser agrees, if so required by the managing underwriter, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in such registration statement, during the seven days prior to the date on which any underwritten registration pursuant to Paragraph B has become effective and the 90 days thereafter. The Company agrees not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to and the 90 days after any underwritten registration pursuant to Paragraph B has become effective, except as part of such underwritten registration.
                  D REGISTRATION PROCEDURES. In connection with the Company's obligation to use its best efforts to effect the registration of the Shares under the Securities Act as provided in Paragraph A or B of this Section 7.5, the Company will promptly:
                        (a) prepare and file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts promptly to cause such registration statement to become effective;
                        (b) prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Shares covered by such registration statement until the earlier of (i) such time as all of the Shares have been disposed of in accordance with the intended methods of disposition by Purchaser set forth in such registration statement and (ii) with respect to the Shelf Registration, three years after the Closing Date and, with respect to a registration effected pursuant to Paragraph B, 90 days after the effective date of such registration;
                        (c) furnish as soon as available to Purchaser such number of copies of such drafts and final versions of such registration statement and of each such amendment, post-effective amendment and supplement thereto (in each case including all exhibits), such number of copies of such drafts and final versions of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus), any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, such documents, if any, incorporated by reference in such registration statement or prospectus, and such other documents, as Purchaser may reasonably request;
                        (d) cooperate with Purchaser to facilitate the timely preparation and delivery of certificates representing Shares to be sold, which securities shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company, and enable the Shares to be in such denominations and registered in such names as Purchaser may request at least two business days prior to any sale of Shares;
                        (e) in the case of an underwritten public offering, furnish to Purchaser upon request a signed counterpart, addressed to Purchaser (and the underwriters, if any) of (i) an opinion of counsel for the Company, dated the date of the closing under the underwriting agreement), covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as shall be covered in the opinion of counsel for the Company that will be delivered to the underwriters at such closing;
                        (f) promptly notify Purchaser, and confirm such advice in writing, (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
                        (g) use its reasonable commercial efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible time;
                        (h) otherwise comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act, and furnish to Purchaser at least ten days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which Purchaser shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules or regulations thereunder;
                        (i) provide and cause to be maintained a transfer agent and a registrar for all Shares covered by such registration statement from and after a date not later than the effective date of such registration statement;
                        (j) use its best efforts (i) to cause all Shares covered by such registration statement to be listed on the New York Stock Exchange and on each additional national securities exchange on which similar securities issued by the Company are then listed, if the listing of such Shares is then permitted under the rules of such exchange or (ii) if the listing of such Shares is not then permitted on the New York Stock Exchange, to secure designation of all such Shares covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Commission or, failing that, secure NASDAQ authorization for such Shares; and
                        (k) provide a CUSIP number for all Shares, not later than the effective date of the applicable registration statement.

                  E PREPARATION; REASONABLE INVESTIGATION. The Company will give Purchaser and its counsel the opportunity to participate in the preparation of each registration statement in which Shares are to be included pursuant to this Agreement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of Purchaser or its counsel, to conduct a reasonable investigation within the meaning of the Securities Act.
                  F REGISTRATION EXPENSES. The Company will, whether or not any registration pursuant to this Agreement shall become effective, pay all Registration Expenses incident to its performance under or compliance with this
Section 7.5 promptly as such Registration Expenses are incurred.
                  G     INDEMNIFICATION AND CONTRIBUTION.
                        (a) The Company will, and hereby does, indemnify and hold harmless Purchaser and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls Purchaser or any such underwriter within the meaning of the Securities Act, and their respective directors, officers, agents, affiliates and controlling persons, against any losses, claims, damages or liabilities, joint or several, to which Purchaser or underwriter or any such director, officer, agent, affiliate or controlling Person may become subject under the Securities

      Act or otherwise, including, without limitation, the reasonable fees and expenses of legal counsel, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse Purchaser or any underwriter and each such director, officer, agent, affiliate and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of Purchaser or any underwriter, as the case may be, specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Purchaser or any such director, officer, agent, affiliate or controlling Person and shall survive the transfer of such securities by Purchaser.
                        (b) Purchaser will, and hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7.5(G)(a)) the Company, and each director and officer of the Company and each other Person who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus, contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by Purchaser specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; PROVIDED, HOWEVER, that the liability of such indemnifying party under this Section 7.5(G)(b) shall be limited to the amount of proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by Purchaser.

                        (c) Promptly after receipt by an indemnified party of
      notice of the commencement of any action or proceeding involving a claim referred to in clauses (a) or (b) of this Section 7.5(G), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 7.5(G), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an uncondi tional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the indemnifying party.
                        (d) CONTRIBUTION. If the indemnification provided for in
      this Section 7.5(G) shall for any reason be held by a court to be unavailable to an indemnified party under clauses (a) or (b) of this
      Section 7.5(G) in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under clauses (a) or (b) of this Section 7.5(G), the indemnified party and the indemnifying party under clauses (a) or (b) of this Section 7.5(G) shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), in such propor tion as is appropriate to reflect the relative fault of the Company and Purchaser which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, as well as any other relevant equitable considerations, PROVIDED, that in no event shall the contribution by Purchaser exceed the amount of proceeds received by Purchaser and Purchaser shall not be required to contribute any amount in excess of the amount Purchaser would have been required to pay to an indemnified party if the indemnity under clause (a) of this Section 7.5(G) was available. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. No Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.
                        (e) Indemnification and contribution similar to that
      specified in the preceding subdivisions of this Section 7.5(G) (with appropriate modifications) shall be given by the Company and Purchaser with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.
                        (f) An indemnifying party shall make payments of all
      amounts required to be made pursuant to the foregoing provisions of this
      Section 7.5(G) to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable; PROVIDED that the indemnified party shall reimburse the indemnifying party for any payments made with the stated purpose of satisfying the requirements of this clause (f) which were not required to be made by this Section 7.5(G).
                  H     REGISTRATION RIGHTS TO OTHERS.  If the Company shall at
any time provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act, such rights shall not be in conflict with any of the rights provided in this Section 7.5. The Company shall provide to Purchaser copies of any agreements which purport to grant rights with respect to the registration of any of the Company's securities to any holder or prospective holder thereof promptly upon executing the same.
                  I RULE 144. The Company shall take all actions reasonably necessary to enable Purchaser to sell the Shares without registration under the Securities Act within the limitation of the provisions of Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission, including, without limitation, filing on a timely basis all reports required to be filed pursuant to the Exchange Act. Upon the request of Purchaser, the Company will deliver to Purchaser a written statement as to whether it has complied with such requirements.
                  J DEFINITIONS. As used in this Section 7.5, unless the context otherwise requires, the following terms have the following respective meanings:
            NASDAQ: The National Association of Securities Dealers' Automated Quotation System.
            PERSON: An individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an association, an organization, a business, an unincorporated organization or a government or political subdivision thereof or agency thereof or other entity of any kind.

            REGISTRATION EXPENSES: All expenses incident to the Company's performance of or compliance with this Section 7.5 including, without limitation, all registration and filing fees, all fees of the New York Stock Exchange, Inc., other national securities exchanges or the National Association of Securities Dealers, Inc., all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (excluding any underwriting discounts or commissions with respect to the Shares, which shall not be paid by the Company) and any reasonable fees and expenses of counsel to Purchaser.


                                  ARTICLE VIII

                           CERTAIN COVENANTS OF SELLER

            8.1 NO SALE AGREEMENT. Seller agrees that, during the period commencing on the date of this Agreement and ending on September 30, 1997, it will not sell, transfer or otherwise dispose of any Common Stock other than pursuant to this Agreement; PROVIDED, HOWEVER, that (i) this restriction shall not apply to any distribution by Seller of shares of Company Common Stock to stockholders of Seller or to a trust formed for the benefit of stockholders of Seller and (ii) this restriction shall terminate upon the occurrence of the Restriction Termination Event.

                                   ARTICLE IX

                                  MISCELLANEOUS

            9.1 TERMINATION. This Agreement may be terminated at any time (i) upon the mutual agreement of Purchaser and Seller or (ii) by Purchaser or Seller if the Closing Date shall not have occurred by the later of (x) March 31, 1997, or (y) the close of business on the 75th day following the initial filing by Purchaser under the HSR Act.
            9.2 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by a written agreement signed by the parties hereto with respect to any of the terms contained herein.
            9.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by courier or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):
                   A.  if to Purchaser, to it at:
                       Automatic Data Processing, Inc.
                       One ADP Boulevard
                       Roseland, New Jersey  07068
                       Attention:  General Counsel
                       with a copy to:

                       Paul, Weiss, Rifkind, Wharton & Garrison
                       1285 Avenue of the Americas
                       New York, New York  10019-6064
                       Attention:  Richard S. Borisoff, Esq.

                   B.  if Seller, to it at:

                       Noel Group, Inc.
                       667 Madison Avenue
                       New York, New York  10021
                       Attention: Chairman of the Board

                       with a copy to:

                       Herbert M. Friedman, Esq.
                       Zimet, Haines, Friedman & Kaplan
                       460 Park Avenue
                       New York, New York 10022

                  C.   if to the Company, to it at:

                       HealthPlan Services Corporation
                       3501 Frontage Road
                       Tampa, Florida  33607
                       Attention: General Counsel

                       with a copy to:

                       Frederick W. Kanner, Esq.
                       Dewey Ballantine
                       1301 Avenue of the Americas
                       New York, New York  10019


            9.4 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, prior to the Closing, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. After the Closing, and provided that the Shelf

Registration is then effective, the rights of Purchaser under Section 7.5 (Registration Rights) may not be assigned by Purchaser without the consent of any other party hereto to any subsequent holder of Shares.
            9.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.
            9.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
            9.7 EXPENSES. Except as otherwise provided in Section 7.5, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, including, without limitation, such party's legal expenses.
            9.8 ENTIRE AGREEMENT. This Agreement, including the documents or instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.






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                                                                              40




            9.9   NO THIRD PARTY BENEFICIARIES.  Except as provided in
Section 7.5(G), this Agreement is not intended to, and does not, create any rights or benefits of any party other than the parties hereto.
            9.10 SURVIVAL OF WARRANTIES. The respective representations, warranties, covenants and agreements of Purchaser, Seller and the Company contained herein shall survive the closing of the transactions contemplated hereby.
            9.11 INTERPRETATION. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.
            9.12 ADJUSTMENTS. In the event that after the Closing Date there occurs any combination, subdivision or reclassification of the Common Stock, the provisions of this Agreement shall be adjusted to provide for the parties hereto the same benefits and rights such parties would have had if such combination, subdivision or reclassification had not occurred.
            9.13 PUBLIC ANNOUNCEMENTS. Purchaser, Seller and the Company will consult with each other before issuing any press release or making any public statement with respect to the transaction referred to herein and, except as may be required by applicable law or the rules of the New York Stock Exchange, will not






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issue any such press release or make any such public statement without the prior written consent of the other parties hereto.
            IN WITNESS WHEREOF, Purchaser, Seller and the Company have each caused this Agreement to be signed by its duly authorized officers as of the date first above written.
                              AUTOMATIC DATA PROCESSING, INC.



                              By       /S/ JAMES B. BENSON
                                 --------------------------------------
                                 Name:   James B. Benson
                                 Title:     Corporate Vice President


                              NOEL GROUP, INC.



                              By   /S/ JOSEPH S. DIMARTINO
                                 --------------------------------------
                                 Name: Joseph S. DiMartino
                                 Title:   Chairman


                              HEALTHPLAN SERVICES CORPORATION



                              By   /S/ JAMES K. MURRAY, JR.
                                 --------------------------------------
                                 Name: James K. Murray, Jr.
                                 Title:   President